                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 11-K




               [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      For the year ended December 31, 1998

                                       OR

             [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         For the transition period from ____________ to _______________

                          Commission file number 1-9148




            1994 EMPLOYEE STOCK PURCHASE PLAN OF THE PITTSTON COMPANY
                            (Full title of the Plan)




                              THE PITTSTON COMPANY
          (Name of the issuer of securities held pursuant to the Plan)


                     P.O. BOX 4229
               1000 VIRGINIA CENTER PKWY.
                   RICHMOND, VIRGINIA            23058-4229
             (Address of issuer's principal       (Zip Code)
                   executive offices)

                          Independent Auditors' Report




The Participants of the 1994 Employee Stock
  Purchase Plan of The Pittston Company:

We have audited the accompanying statements of financial condition of the 1994 Employee Stock Purchase Plan of The Pittston Company (the "Plan") as of December 31, 1998 and 1997, and the related statements of income and changes in plan equity for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the 1994 Employee Stock Purchase Plan of The Pittston Company as of December 31, 1998 and 1997, and the income and changes in plan equity for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.




KPMG LLP
Richmond, Virginia


March 12, 1999

            1994 EMPLOYEE STOCK PURCHASE PLAN OF THE PITTSTON COMPANY

                        STATEMENT OF FINANCIAL CONDITION

                                December 31, 1998


-------------------------------------------------------------------------------------------
                                        Pittston      Pittston         Pittston
                                   Brink's Group     BAX Group   Minerals Group
                                    Common Stock  Common Stock     Common Stock       Total
-------------------------------------------------------------------------------------------

ASSETS:
Common stock, at
 market value (Note 2)                $2,922,013       761,072         225,749    3,908,834
Contributions receivable
 from The Pittston Company (Note 5)      587,550       253,625         152,916      994,091
-------------------------------------------------------------------------------------------
Total assets                          $3,509,563     1,014,697         378,665    4,902,925
===========================================================================================

LIABILITIES AND PLAN EQUITY:
Payable to plan participants          $   45,128        11,637           3,252       60,017
Plan equity                            3,464,435     1,003,060         375,413    4,842,908
-------------------------------------------------------------------------------------------
Total liabilities and plan equity     $3,509,563     1,014,697         378,665    4,902,925
===========================================================================================


See accompanying notes to financial statements.

                                       3








            1994 EMPLOYEE STOCK PURCHASE PLAN OF THE PITTSTON COMPANY

                        STATEMENT OF FINANCIAL CONDITION

                                December 31, 1997







----------------------------------------------------------------------------------------
                                      Pittston     Pittston         Pittston
                                 Brink's Group    BAX Group   Minerals Group
                                  Common Stock Common Stock     Common Stock       Total
----------------------------------------------------------------------------------------
ASSETS:
Common stock, at
 market value (Note 2)              $3,222,294    1,404,716         475,118    5,102,128
Contributions receivable
 from The Pittston Company             526,738      275,556         174,146      976,440
----------------------------------------------------------------------------------------
Total assets                        $3,749,032    1,680,272         649,264    6,078,568
========================================================================================

LIABILITIES AND PLAN EQUITY:
Payable to plan participants        $   78,639       43,074          10,893     132,606
Plan equity                          3,670,393    1,637,198         638,371   5,945,962
---------------------------------------------------------------------------------------
Total liabilities and plan equity   $3,749,032    1,680,272         649,264   6,078,568
=======================================================================================

See accompanying notes to financial statements.

           1994 EMPLOYEE STOCK PURCHASE PLAN OF THE PITTSTON COMPANY

                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY

                          Year Ended December 31, 1998








------------------------------------------------------------------------------------------------------------------
                                                    Pittston       Pittston                Pittston
                                               Brink's Group      BAX Group          Minerals Group
                                                Common Stock   Common Stock            Common Stock          Total
------------------------------------------------------------------------------------------------------------------
INCOME:
Participant contributions                        $ 1,176,123        524,244                 315,655      2,016,022
Dividend income                                        9,422         15,613                  21,906         46,941
Unrealized depreciation
 on common stock (Note 3)                           (839,160)      (894,615)               (357,251)    (2,091,026)
Realized gain (loss) on distributions (Note 4)       465,480          7,165                 (90,864)       381,781
------------------------------------------------------------------------------------------------------------------
                                                     811,865       (347,593)               (110,554)       353,718
------------------------------------------------------------------------------------------------------------------

WITHDRAWALS:
Distribution to Plan participants,
 at market value                                   1,017,823        286,545                 152,404      1,456,772
------------------------------------------------------------------------------------------------------------------
Decrease in Plan equity                             (205,958)      (634,138)               (262,958)    (1,103,054)
Plan equity--beginning of year                     3,670,393      1,637,198                 638,371      5,945,962
------------------------------------------------------------------------------------------------------------------
Plan equity--end of year                         $ 3,464,435      1,003,060                 375,413      4,842,908
==================================================================================================================

See accompanying notes to financial statements.

            1994 EMPLOYEE STOCK PURCHASE PLAN OF THE PITTSTON COMPANY

                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY

                          Year Ended December 31, 1997


-----------------------------------------------------------------------------------------------------------
                                                   Pittston          Pittston        Pittston
                                              Brink's Group         BAX Group  Minerals Group
                                               Common Stock      Common Stock    Common Stock         Total
-----------------------------------------------------------------------------------------------------------
INCOME:
Participant contributions                        $1,074,916           559,881         349,927     1,984,724
Dividend income                                       8,715            12,777          42,071        63,563
Unrealized appreciation (depreciation)
 on common stock (Note 3)                           887,903           305,630        (462,445)      731,088
Realized gain (loss) on distributions (Note 4)      798,646           286,224         (60,371)    1,024,499
-----------------------------------------------------------------------------------------------------------
                                                  2,770,180         1,164,512        (130,818)    3,803,874
-----------------------------------------------------------------------------------------------------------
WITHDRAWALS:
Distribution to Plan participants,
 at market value                                  1,446,889           606,425         158,767     2,212,081
-----------------------------------------------------------------------------------------------------------
Increase (decrease) in Plan equity                1,323,291           558,087        (289,585)    1,591,793
Plan equity--beginning of year                    2,347,102         1,079,111         927,956     4,354,169
-----------------------------------------------------------------------------------------------------------
Plan equity--end of year                         $3,670,393         1,637,198         638,371     5,945,962
===========================================================================================================

See accompanying notes to financial statements.

            1994 EMPLOYEE STOCK PURCHASE PLAN OF THE PITTSTON COMPANY

                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY

                          Year Ended December 31, 1996




---------------------------------------------------------------------------------------------------------------------
                                               Pittston       Pittston       Pittston          Pittston
                                         Services Group  Brink's Group      BAX Group    Minerals Group
                                           Common Stock   Common Stock   Common Stock      Common Stock         Total
---------------------------------------------------------------------------------------------------------------------
INCOME:
Participant contributions                   $        --        954,941        531,992           330,132     1,817,065
Dividend income                                      --          4,621          8,270            28,221        41,112
Unrealized appreciation
 on common stock (Note 3)                        12,282        449,708        142,412           189,400       793,802
Realized gain on distributions (Note 4)              --        293,950         70,208            59,418       423,576
---------------------------------------------------------------------------------------------------------------------
                                                 12,282      1,703,220        752,882           607,171     3,075,555
---------------------------------------------------------------------------------------------------------------------
WITHDRAWALS AND OTHER:
Distribution to Plan participants,
 at market value                                     --        813,836        287,853           288,212     1,389,901
Effect of Brink's Stock Proposal (Note 1)     2,071,800     (1,457,718)      (614,082)               --            --
---------------------------------------------------------------------------------------------------------------------
                                              2,071,800       (643,882)      (326,229)          288,212     1,389,901
---------------------------------------------------------------------------------------------------------------------
(Decrease) increase in Plan equity           (2,059,518)     2,347,102      1,079,111           318,959     1,685,654
Plan equity--beginning of year                2,059,518             --             --           608,997     2,668,515
---------------------------------------------------------------------------------------------------------------------
Plan equity--end of year                    $        --      2,347,102      1,079,111           927,956     4,354,169
=====================================================================================================================

See accompanying notes to financial statements.

            1994 EMPLOYEE STOCK PURCHASE PLAN OF THE PITTSTON COMPANY

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1998 and 1997


1.   SUMMARY OF PLAN

The 1994 Employee Stock Purchase Plan of The Pittston Company (the "Plan") is an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986 (the "Code"), as amended, covering all eligible employees of The Pittston Company and its subsidiaries (the "Company"). The Plan years begin on January 1 and end on December 31.

On January 18, 1996, the shareholders of the Company approved the Brink's Stock Proposal, resulting in the modification, effective as of January 19, 1996, of the capital structure of the Company to include an additional class of common stock. The outstanding shares of Pittston Services Group Common Stock ("Services Stock") were redesignated as Brink's Group Common Stock ("Brink's Stock") on a share-for-share basis, and a new class of common stock, designated as BAX Group Common Stock ("BAX Stock"), was distributed on the basis of one-half share of BAX Stock for each share of Services Stock held by shareholders of record on January 19, 1996. Accordingly, on the effective date, 48,702 shares of Services Stock held by the Plan were converted to 48,702 shares of Brink's Stock and 24,351 shares of BAX Stock and a fair value for these shares of $1,457,718 and $614,082, respectively, was allocated from Services Stock to Brink's Stock and BAX Stock.

Upon approval of the Brink's Stock Proposal, the Plan was amended to provide that participant contributions can be used to purchase Brink's Stock, BAX Stock, Minerals Stock, or a combination, as elected by the participant. For each of the Plan years, the purchase price for each share of common stock to be purchased under the Plan is the lesser of 85% of the Fair Market Value (as defined) of such share on either (a) the first date of each six-month period commencing on each July 1 or January 1 (the "Offering Date") or (b) the last day of each six-month period from an Offering Date (the "Purchase Date"). The Fair Market Value with respect to shares of any class of common stock is generally defined as the average of the high and low quoted sales price of a share of such stock on the applicable date as reported on the New York Stock Exchange Composite Transaction Tape.

The maximum number of shares of common stock which may be issued or allocated pursuant to the Plan is 750,000 shares of Brink's Stock, 375,000 shares of BAX Stock and 250,000 shares of Minerals Stock.

Effective May 4, 1998, the designation of Pittston Burlington Group Common Stock and the name of the Pittston Burlington Group were changed to Pittston BAX Group Common Stock and Pittston BAX Group, respectively. All rights and privileges of the holders of such Stock are otherwise unaffected by such changes. The stock continues to trade on the New York Stock Exchange under the symbol "PZX".

ELIGIBILITY
Generally, any employee of The Pittston Company or a designated subsidiary (a "Subsidiary") (a) whose date of hire was at least six months prior to the commencement of the six-month period from an Offering Date to and including the next following Purchase Date (the "Offering Period") and (b) who is customarily employed for at least 20 hours per week and at least five months in a calendar year is eligible to participate in the Plan; provided, however, that in the case of an employee who is covered by a collective bargaining agreement, he or she shall not be considered an eligible employee unless and until the labor organization representing such individual has accepted the Plan on behalf of the employees in the collective bargaining unit. Any such employee shall continue to be an eligible employee during an approved leave of absence provided such employee's right to continue employment with The Pittston Company or a Subsidiary upon expiration of such employee's leave of absence is guaranteed either by statute or by contract with or a policy of The Pittston Company or a Subsidiary.

CONTRIBUTIONS
Participants can elect to contribute any whole percentage from 1% up to and including 10% of their annual base rate of pay, including commissions, but generally excluding overtime or premium pay. A participant may reduce (but not increase) the rate of payroll withholding during an Offering Period at any time prior to the end of such Offering Period for which such reduction is to be effective. Not more than one reduction may be made in any Offering Period unless otherwise determined by nondiscriminatory rules. Each participant designates a percentage in multiples of 10% of the amounts withheld during an Offering Period that is to be used to purchase Brink's Stock, BAX Stock or Minerals Stock; provided, however, that 100% of the amount withheld is allocated between the three classes of common stock. In the event a participant elects to reduce the rate of payroll withholding during an Offering Period, such reduction shall be applied ratably to the allocation of his or her withheld amounts among the three classes of common stock. During an Offering Period, a participant may not change the allocation of his or her withholdings for such Offering Period although such allocation may be changed for any subsequent Offering Period. A participant who elects to cease participation in the Plan may not resume participation in the Plan until after the expiration of one full Offering Period (following cessation of participation).

No participant shall have a right to purchase shares of any class of common stock if (a) immediately after electing to purchase such shares, such participant would own common stock possessing 5% or more of the total combined voting power or value of all classes of stock of The Pittston Company or of any Subsidiary, or (b) the rights of such participant to purchase common stock under the Plan would accrue at a rate that exceeds $15,000 of Fair Market Value of such common stock (determined at the time or times such rights are granted) for each calendar year for which such rights are outstanding at any time.

DISTRIBUTION
A participant may elect, as of the first day of any calendar quarter, to have some or all of the full shares of any class of common stock purchased by the Plan on his or her behalf, registered in such individual's name. Shares of common stock purchased on behalf of a participant generally must be held by the Plan or participant for a period of at least six months from the date such shares of common stock are purchased. Shares registered in the name of a participant may not be conveyed, sold, transferred, encumbered or otherwise disposed of until the expiration of this six-month period without the prior written consent of the Company.

Should a participant elect to cease active participation in the Plan with respect to any or all of the three classes of common stock at any time up to the end of an Offering Period, all payroll deductions credited to such participant's plan account and allocated to the purchase of the class of common stock with respect to which the participant is ceasing participation shall be returned to such participant in cash, without interest, as promptly as practicable.

In the event of the termination of a participant's employment for any reason, including retirement or death, or the failure of a participant to remain eligible under the terms of the Plan, all full shares of each class of common stock then held for his or her benefit shall be registered in such individual's name and an amount equal to the Fair Market Value (on the date of registration of full shares of common stock in the name of the participant) of any fractional share then held for the benefit of such participant shall be paid to such individual, in cash, as soon as administratively practicable, and such individual shall thereupon cease to own the right to any such fractional share. Any amounts credited to such individual, prior to the last day of each six-month Offering Period, shall be refunded, without interest, to such individual or, in the event of his or her death, to his or her legal representative.

TERMINATION
The Plan will remain in effect until June 30, 2002, unless extended pursuant to shareholder approval.

The Board of Directors of The Pittston Company may, at any time and from time to time, amend, modify or terminate the Plan, but no such amendment or modification without the approval of the shareholders shall: (a) increase the maximum number (determined as provided in the Plan) of shares of any class of common stock which may be issued pursuant to the Plan; (b) permit the issuance of any shares of any class of common stock at a purchase price less than that provided in the Plan as approved by the shareholders; (c) extend the term of the Plan; or (d) cause the Plan to fail to meet the requirements of an "employee stock purchase plan" under the Code.

BASIS OF ACCOUNTING
The accompanying financial statements are prepared on the accrual basis of accounting.

INCOME TAXES
The Plan, and the rights of participants to make purchases thereunder, is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. The Plan is not qualified under Section 401(a) of the Code. Pursuant to Section 423 of the Code, no income (other than dividends) will be taxable to a participant until disposition of the shares purchased under the Plan. Upon the disposition of the shares, the participant will generally be subject to tax and the amount and character of the tax will depend upon the holding period. Dividends received on shares held by the Plan on behalf of a participant are taxable to the participant as ordinary income. Therefore, the Plan does not provide for income taxes.

ADMINISTRATIVE COSTS
All administrative costs incurred by the Plan are paid by the Company.

2. INVESTMENTS

At December 31, 1998, investments in the Plan consisted of 91,671 shares of Brink's Stock with a total cost of $2,062,238, 68,411 shares of BAX stock with a total cost of $1,055,433 and 100,231 shares of Minerals Stock with a total cost of $769,328.

At December 31, 1997, investments in the Plan consisted of 80,057 shares of Brink's Stock with a total cost of $1,523,359, 53,513 shares of BAX stock with a total cost of $804,462 and 63,349 shares of Minerals Stock with a total cost of $661,446.

At December 31, 1998 and 1997, the Plan had a total of 1,520 and 1,361 participants, respectively. The cost values of investments under the Plan are calculated using an average cost methodology.

3. UNREALIZED APPRECIATION (DEPRECIATION) ON COMMON STOCK

Changes in unrealized appreciation and depreciation on common stock of the Plan are as follows:

                                                                       1998
-----------------------------------------------------------------------------------------------------------------------------------
                                        Pittston Brink's       Pittston BAX      Pittston Minerals
                                            Group Common       Group Common           Group Common
                                                   Stock              Stock                  Stock       Total
-----------------------------------------------------------------------------------------------------------------------------------
Unrealized appreciation (depreciation):
  Beginning of year                         $  1,698,935            600,254               (186,328)  2,112,861
  End of year                                    859,775           (294,361)              (543,579)     21,835
-----------------------------------------------------------------------------------------------------------------------------------
Change in unrealized
 appreciation (depreciation)                $   (839,160)          (894,615)              (357,251) (2,091,026)
-----------------------------------------------------------------------------------------------------------------------------------

                                                                       1997
-----------------------------------------------------------------------------------------------------------------------------------
                                        Pittston Brink's       Pittston BAX      Pittston Minerals
                                            Group Common       Group Common           Group Common
                                                   Stock              Stock                  Stock       Total
-----------------------------------------------------------------------------------------------------------------------------------
Unrealized appreciation (depreciation):
  Beginning of year                         $    811,032            294,624                276,117   1,381,773
  End of year                                  1,698,935            600,254               (186,328)  2,112,861
-----------------------------------------------------------------------------------------------------------------------------------
Change in unrealized
 appreciation (depreciation)                $    887,903            305,630               (462,445)    731,088



                                                                       1996
-----------------------------------------------------------------------------------------------------------------------------------
                                       Pittston Services   Pittston Brink's           Pittston BAX    Pittston Minerals
                                            Group Common       Group Common           Group Common         Group Common
                                                   Stock              Stock                  Stock                Stock       Total
-----------------------------------------------------------------------------------------------------------------------------------
Unrealized appreciation:
  Beginning of year                         $    501,254                 --                     --               86,717     587,971
  Effect of Brink's Stock
    Proposal                                    (513,536)           361,324                152,212                   --          --
  End of year                                         --            811,032                294,624              276,117   1,381,773
-----------------------------------------------------------------------------------------------------------------------------------
Change in unrealized
 appreciation                               $     12,282            449,708                142,412              189,400     793,802
-----------------------------------------------------------------------------------------------------------------------------------

4. REALIZED GAIN (LOSS) ON DISTRIBUTIONS

The realized gain (loss) on distribution of common stock as a result of participant withdrawals is as follows:

                                                        1998
-----------------------------------------------------------------------------------------------------------------------------------
                                        Pittston Brink's       Pittston BAX      Pittston Minerals
                                            Group Common       Group Common           Group Common
                                                   Stock              Stock                  Stock      Total
-----------------------------------------------------------------------------------------------------------------------------------
Value of shares distributed:
 Market value                               $  1,051,334            317,982                160,046  1,529,362
 Cost basis                                      585,854            310,817                250,910  1,147,581
-----------------------------------------------------------------------------------------------------------------------------------
Realized gain (loss) on distribution
 of shares to participants                  $    465,480              7,165                (90,864)   381,781
-----------------------------------------------------------------------------------------------------------------------------------

                                                        1997
-----------------------------------------------------------------------------------------------------------------------------------
                                        Pittston Brink's       Pittston BAX      Pittston Minerals
                                            Group Common       Group Common           Group Common
                                                   Stock              Stock                  Stock      Total
-----------------------------------------------------------------------------------------------------------------------------------
Value of shares distributed:
 Market value                               $  1,526,632            635,403                236,022  2,398,057
 Cost basis                                      727,986            349,179                296,393  1,373,558
-----------------------------------------------------------------------------------------------------------------------------------
Realized gain (loss) on distribution
 of shares to participants                  $    798,646            286,224                (60,371) 1,024,499
-----------------------------------------------------------------------------------------------------------------------------------

                                                        1996
-----------------------------------------------------------------------------------------------------------------------------------
                                        Pittston Brink's       Pittston BAX      Pittston Minerals
                                            Group Common       Group Common           Group Common
                                                   Stock              Stock                  Stock      Total
-----------------------------------------------------------------------------------------------------------------------------------
Value of shares distributed:
 Market value                               $    699,852            214,353                210,631  1,124,836
 Cost basis                                      405,902            144,145                151,213    701,260
-----------------------------------------------------------------------------------------------------------------------------------
Realized gain on distribution
 of shares to participants                  $    293,950             70,208                 59,418    423,576
-----------------------------------------------------------------------------------------------------------------------------------


Participant withdrawals for the year ended December 31, 1998 consisted of 28,085 shares of Brink's Stock, 19,337 shares of BAX Stock and 28,805 shares of Minerals Stock.

Participant withdrawals for the year ended December 31, 1997 consisted of 39,340 shares of Brink's Stock, 23,684 shares of BAX Stock and 28,266 shares of Minerals Stock.

Participant withdrawals for the year ended December 31, 1996 consisted of 25,795 shares of Brink's Stock, 11,658 shares of BAX Stock and 14,967 shares of Minerals Stock.

5. SUBSEQUENT EVENTS

In January 1999, the Plan purchased from The Pittston Company Employee Benefits Trust, 22,187 shares of Brink's Stock at $26.483 per share, 27,918 shares of BAX Stock at $9.085 per share and 84,671 shares of Minerals Stock at $1.806 per share for a total purchase price of $994,091 to satisfy contributions made for the last six months of the Plan year ended December 31, 1998.

As a result of the January 1999 purchase of shares, the maximum number of Minerals Stock shares had been issued pursuant to the Plan.

At a meeting held on March 12, 1999, the Company's Board of Directors adopted an amendment to increase the maximum number of shares of common stock which may be issued pursuant to the Plan to 750,000 shares of Brink's Stock, 375,000 shares of BAX Stock and 650,000 shares of Minerals Stock. This amendment to the Plan is subject to shareholder approval on May 7, 1999.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the trustee (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            1994 Employee Stock Purchase Plan
                                                 of The Pittston Company
                                            -----------------------------------
                                                      (Name of Plan)

                                                 /s/ Frank T. Lennon
                                            -----------------------------------
                                                    (Frank T. Lennon
                                             Vice President - Human Resources
                                                   and Administration)

March 23, 1999

                         Consent of Independent Auditors


The Participants of the 1994 Employee Stock
  Purchase Plan of The Pittston Company:


We consent to incorporation by reference in the registration statement (No. 33-53565) on Form S-8 of The Pittston Company of our report dated March 12, 1999, relating to the statements of financial condition of the 1994 Employee Stock Purchase Plan of The Pittston Company as of December 31, 1998 and 1997, and the related statements of income and changes in plan equity for each of the years in the three-year period ended December 31, 1998, which report appears in the 1998 Annual Report on Form 11-K of the 1994 Employee Stock Purchase Plan of The Pittston Company.


KPMG LLP
Richmond, Virginia

March 23, 1999